EXHIBIT 3.1

BARRETT BUSINESS SERVICES, INC.

BYLAWS

As Amended Through May 27, 2020

ARTICLE I STOCKHOLDERS

Section 1.1           Annual Meeting. The Annual Meeting of the stockholders shall be held in May or June of each year on the date and at the time established by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The board of directors shall timely establish the annual meeting date and time in conjunction with the notice of meeting requirements of Section 1.4, of these Bylaws.

Section 1.2           Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the president or by the board of directors, and shall be called by the secretary upon written request by stockholders entitled to cast 25 percent of all votes entitled to be cast at the meeting stating the purpose of the meeting and the matters proposed to be acted upon at the meeting and upon payment by such stockholders to the corporation of the costs of the notice of the meeting. Notwithstanding the foregoing, a special meeting need not be called by the secretary to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at the meeting.

Section 1.3           Place of Meeting. The place of meeting for all annual and special meetings of the stockholders shall be such place within the United States as shall be determined by the board of directors. In the absence of any such determination, all meetings of stockholders shall be held at the principal office of the corporation in the state of Washington.

Section 1.4           Notice of Meeting; Waiver. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, shall be given by the secretary not earlier than 90 nor less than 10 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at or to receive notice of such meeting. If given personally, such notice shall be effective when delivered to the stockholder or when left at the stockholder's residence or usual place of business. If given by mail, such notice shall be effective when deposited in the United States mail, addressed to the stockholder at his or her address as shown in the corporation's current record of stockholders, with postage thereon prepaid. A stockholder entitled to notice of a meeting waives such notice if he or she is present at the meeting in person or by proxy. A written waiver of notice of a meeting signed by a stockholder entitled to such notice, whether before or after the time stated therein, which is filed with the records of stockholders meetings, shall be equivalent to the giving of such notice. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date for the meeting.

Section 1.5           Quorum; Manner of Acting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. At a meeting of stockholders duly called at which an election of directors is to be held and at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast with respect to the director; provided that if the number of nominees exceeds the number of directors to be elected, directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" a director exceeds the number of votes cast "against" that director.

If an incumbent director is nominated, but not reelected, the director shall tender his or her resignation to the board of directors promptly following certification of the stockholder vote. The Nominating and Governance Committee will make a recommendation to the board of directors as to whether to accept or reject the resignation. The board of directors will make a determination and publicly disclose its decision and rationale within 90 days after receipt of the tendered resignation.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Governance Committee recommendation or action of the board of directors regarding whether to accept the resignation offer; provided, however, that if each member of the Nominating and Governance Committee fails to receive a sufficient vote for reelection, then the independent directors who did receive a sufficient vote shall appoint a committee from among themselves to consider the resignation offers and recommend to the board of directors whether to accept the resignations. If three or fewer directors do not fail to receive a sufficient vote for reelection, then all directors may participate in the decision regarding whether to accept the resignation offers.

A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the corporation to approve the action. Unless otherwise provided by the Maryland General Corporation Law or by the corporation's charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 1.6           Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise expressly provided in the proxy.

Section 1.7           Voting of Shares. Each outstanding share of the corporation's common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the stockholders except that shares owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, shares entitled to cast a majority of all the votes entitled to be cast by all shares of such other corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 1.8           Acceptance of Votes. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a stockholder, the corporation shall be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder.

If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its stockholder, the corporation shall nevertheless be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder if:

a.                   The stockholder is a corporation, and the name signed purports to be that of the president, a vice-president, or a proxy appointed by either of them or by another person appointed under a bylaw or resolution of the board of directors of such stockholder, a certified copy of which is presented to the corporation.

b.                  The stockholder is an entity, other than a corporation, and the name signed purports to be that of an officer or agent of the entity.

c.                   The name signed purports to be that of an administrator, executor, guardian, or conservator representing the stockholder.

d.                  The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder.

e.                   The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the stockholder.

f.                    Two or more persons are the stockholder whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, and the name signed purports to be the name of at least one of the co-owners.

The corporation shall be entitled to reject a vote, consent, waiver, or proxy if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.

Section 1.9           Action Without Meeting. Any action required or permitted by the Maryland General Corporation Law to be taken at a meeting of the stockholders may be taken without a meeting if there are filed with the records of stockholders meetings a consent in writing which sets forth the action so taken signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

Section 1.10       Organization and Conduct of Stockholder Meetings. Each meeting of stockholders shall be conducted by the chairman of the board as chairman of the meeting or, in the absence of the chairman of the board, by the vice chairman of the board or, in the absence of the vice chairman of the board or a vacancy in the position, by the president. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation:

a.                   restricting admission to the time set for the commencement of the meeting;

b.                  limiting attendance at the meeting to stockholders of record of the corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine;

c.                   limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine;

d.                  limiting the time allotted to questions or comments;

e.                   determining when and for how long the polls should be opened and when the polls should be closed;

f.                    maintaining order and security at the meeting;

g.                  removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting;

h.                  concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and

i.                    complying with any state and local laws and regulations concerning safety and security.

Section 1.11       Advance Notice by Stockholders of Nominations and Proposals of Business.

a.                   Nominations of persons for election to the board of directors and proposals of business to be transacted by the stockholders may be made at an Annual Meeting of stockholders, (or in the case of election of directors, at a special meeting of stockholders held in lieu of an Annual Meeting under Section 1.2 of these Bylaws) (1) pursuant to the corporation's proxy materials with respect to such meeting, (2) by or at the direction of the board of directors ~~or~~, (3) by any stockholder or group of stockholders pursuant to Section 1.12 of these Bylaws, or (4) by any stockholder at the time of the giving of the notice required in subsection (b) of this Section 1.11, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.11. The foregoing clause (3) shall be the exclusive means for a stockholder to make nominations or propose business (other than matters included in the corporation's proxy materials pursuant to Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934 (the "Exchange Act")) at an Annual Meeting of stockholders.

b.                  In order to assure that stockholders and the corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, a stockholder properly may bring nominations or other business before an annual meeting of stockholders pursuant to clause (3) of subsection a above, only if (i) the stockholder has given timely notice thereof in writing to the secretary of the corporation, and (ii) any such business is a proper matter for stockholder action under the Maryland General Corporation Law. To be timely, a stockholder's notice shall be received by the secretary at the principal executive offices of the corporation not less than 90 or more than 120 days prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials for the preceding year's Annual Meeting of stockholders; provided, however, that, subject to the last sentence of this subsection b, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's Annual Meeting, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be received not later than the close of business on the later of (i) the 90th day before such Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an Annual Meeting for which notice has been given commence a new time period for the giving of a stockholder's notice.

c.                   Such stockholder's notice shall set forth:

(i)                 if such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and such person's written consent to serve as a director if elected;

(ii)              as to any business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest of such stockholder in such business; and

(iii)            as to (A) the stockholder giving the notice and (B) each beneficial owner of shares of the corporation on whose behalf the nomination or proposal is made (each, a "party"):

(1)               the name and address of each such party;

(2)               (A) the number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of the corporation's capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such party has a right to vote, directly or indirectly, any shares of the corporation, (D) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of the corporation, including the number of shares that are the subject of such agreement, arrangement or understanding, (which information shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); and

(3)               any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

d.                  Except as provided in subsection g below, a person shall not be eligible for election or re-election as a director at an Annual Meeting unless (i) the person is nominated by a stockholder in accordance with this ~~Section 1.11 or (ii)~~ Section 1.11, (ii) the person is nominated by a stockholder or group of stockholders in accordance with Section 1.12, or (iii) the person is nominated by or at the direction of the board of directors. Except as provided in subsection g below, only such business shall be conducted at an Annual Meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.11, if the stockholder (or a qualified representative of the stockholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the corporation to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

e.                   For purposes of this Section 1.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

f.                    Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.11.

g.                  Nothing in this Section ~~10~~1.11 shall be deemed to affect any rights of stockholders to request (i) inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act ~~or~~, (ii) inclusion of nominees in the corporation's proxy statement pursuant to Rule 14a-11 under the Exchange Act~~.~~, or (iii) inclusion of nominees in the corporation’s proxy statement pursuant to Section 1.12 of these Bylaws. Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation's proxy statement any nomination of a director or directors or any other business proposal, except in accordance with Section 1.12.

Section 1.12 Proxy Access.

a.                   Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting, subject to this Section 1.12, the corporation shall include in its proxy materials for such annual meeting the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the board of directors by a stockholder or group of no more than 20 stockholders (provided that for this purpose, any two or more funds will count as one stockholder if such funds are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940) that satisfies the requirements of this Section 1.12 (such stockholder or group of stockholders, the “Eligible Stockholder”) and expressly elects at the time of providing the notice required by this Section 1.12 (the “Notice of Proxy Access Nomination”) to have its Stockholder Nominee included in the corporation’s proxy materials pursuant to this Section 1.12. “Required Information” means (i) information provided to the secretary of the corporation by the Eligible Stockholder concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy materials under the Exchange Act and (ii) if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of its Stockholder Nominee’s candidacy. Notwithstanding anything to the contrary contained in this Section 1.12, the corporation may solicit against, and include in the proxy materials the corporation’s own statement relating to any Eligible Stockholder or any Stockholder Nominee, and omit from its proxy materials any information relating to any Eligible Stockholder or any Stockholder Nominee that (x) is untrue in any material respect, (y) omits a material fact necessary in order to make the information, in light of the circumstances, not misleading or (z) would violate any applicable law or regulation.

(i)                 If the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder set forth in this Section 1.12, including the Minimum Holding Period (defined below), applies to each member of such group; provided, however, that the Required Ownership Percentage (defined below) shall apply to the ownership of the group in the aggregate. No stockholder shall be permitted to join more than one group of stockholders per each annual meeting in order to cause the group to become an Eligible Stockholder.

(ii)                To be timely, the Notice of Proxy Access Nomination must be received by the secretary of the corporation no earlier than the close of business on the 120th day prior to, and no later than the close of business on the 90th day prior to, the one-year anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s Annual Meeting of stockholders (such 90th day, the “Final Proxy Access Nomination Date”); provided, however, that, subject to the last sentence of this subsection (ii), if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's Annual Meeting, or if no Annual Meeting was held in the preceding year, the Notice of Proxy Access Nomination must be received by the secretary of the corporation not later than the close of business on the later of (i) the 90th day before such Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, and the Final Proxy Access Nomination Date shall be the latest of such date(s). In no event shall an adjournment or postponement of an Annual Meeting for which notice has been given commence a new time period for the giving of a Notice of Proxy Access Nomination.

(iii)              The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two and (ii) 20% of the total number of directors in office as of the Final Proxy Access Nomination Date (rounded down to the nearest whole number) (the “Proxy Access Nominee Maximum”). If the Board of Directors resolves to reduce the size of the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting, the maximum number of Stockholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The following persons shall not be counted as a Stockholder Nominee for purposes of determining whether the Proxy Access Nominee Maximum has been reached:

(1)               any person serving on the Board of Directors as of the Final Proxy Access Nomination Date who (i) will be included as a management nominee for the Board of Directors in the corporation’s proxy materials for the annual meeting to which the Proxy Access Nominee Maximum determination relates and (ii) was included in the corporation’s proxy materials as a Stockholder Nominee pursuant to this Section 1.12 for either of the two preceding annual meetings; or

(2)               any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 1.12 and: (i) whom the Board of Directors decides to nominate as a nominee of the Board of Directors; or (ii) whose nomination is subsequently withdrawn (whether before or after the Final Proxy Access Nomination Date).

(iv)              Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 1.12 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials if the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.12 exceeds the Proxy Access Nominee Maximum. If the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the Proxy Access Nominee Maximum, the highest ranking Stockholder Nominee who meets the requirements of this Section 1.12 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Proxy Access Nominee Maximum is reached. Selection will be in order of the amount (from largest to smallest) of shares of the corporation’s common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination. If the Proxy Access Nominee Maximum is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.12 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Proxy Access Nominee Maximum is reached.

b.                  For purposes of this Section 1.12, an Eligible Stockholder shall be deemed to "own" only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares, provided that the number of shares calculated in accordance with (i) and (ii) shall not include any shares: (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder's or its affiliates' full right to vote or direct the voting of any such shares or hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates.

(i)                 A stockholder shall "own" shares held in the name of a nominee or other intermediary so long as the stockholder (i) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and (ii) possesses the full economic interest in the shares, in each case subject to the limitations in Section 1.12(b) above. A stockholder's ownership of shares shall be deemed to continue during any period in which the stockholder has (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or (ii) loaned such shares provided that the stockholder has the power to recall such loaned shares on five business days' notice. For purposes of this Section 1.12, the term "affiliate" or "affiliates" shall have the meaning ascribed thereto by Rule 12b-2 under the Exchange Act.

(ii)                In order to make a nomination pursuant to this Section 1.12, an Eligible Stockholder (i) must have owned 3% or more (the “Required Ownership Percentage”) of the corporation's outstanding common stock (the "Required Shares") continuously for 3 years or more (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is received by the secretary of the corporation in accordance with this Section 1.12 and the record date for determining the stockholders entitled to vote at the annual meeting of stockholders and (ii) must continue to own the Required Shares through the date of such annual meeting.

(iii)               In order to make a nomination pursuant to this Section 1.12, within the time period specified for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the secretary of the corporation:

(1)               the number of shares it is deemed to own for the purposes of this Section 1.12;

(2)               written statement(s), from a person and in a form acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act, verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is received by the secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares;

(3)               the Eligible Stockholder's agreement to provide, within five business days after the record date for the annual meeting, written statement(s), from a person and in a form acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act, verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date;

(4)               a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(5)               the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder's notice of nomination pursuant to Section 1.11(c) of this Article I;

(6)               a representation that the Eligible Stockholder:

(a)       acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent;

(b)       will maintain ownership of the Required Shares through the date of the annual meeting;

(c)       has not nominated and will not nominate for election any individual as a director at the annual meeting, other than its Stockholder Nominee(s) pursuant to this Section 1.12;

(d)       has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation," within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(e)       agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the annual meeting or applicable to the filing and use, if any, of soliciting material;

(f)       will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and that do not or will not omit to state a material fact necessary in order to make the communications, in light of the circumstances under which they were made, not misleading; and

(g)       an undertaking that the Eligible Stockholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, in each case in connection with the Eligible Stockholder's use of this Section 1.12 or efforts to elect its Stockholder Nominee(s); (ii) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.12; and (iii) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(iv)              In order to be eligible for nomination pursuant to this Section 1.12, within the time period specified for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the secretary of the corporation:

(1)               a consent of such Stockholder Nominee to being named in the proxy materials as a nominee and to serving as a director if elected;

(2)               the information required with respect to such Stockholder Nominee if he were a person nominated for election or reelection as a director pursuant to Section 1.11(c) of this Article I;

(3)               a written representation and agreement that such Stockholder Nominee (i) will submit all questionnaires required by the corporation of its directors and director nominees; and (ii) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and that do not or will not omit to state a material fact necessary in order to make the communications, in light of the circumstances under which they were made, not misleading;

(4)               such additional information requested by the corporation as necessary to permit the board of directors to determine if such Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation's directors; and

(v)               If any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders (i) ceases to be true and correct in all material respects or (ii) requires disclosure of a new material fact to make the information or communications, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

c.                   The corporation shall not be required to include, pursuant to this Section 1.12, a Stockholder Nominee in its proxy materials for the upcoming annual meeting of stockholders:

(i)                 for which the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 1.11 of this Article I;

(ii)                if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a "participant" in another person's, "solicitation," within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the upcoming annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(iii)               if the Stockholder Nominee is or becomes a party to any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the corporation or a wholly owned subsidiary of the corporation, or has received or will receive any such compensation, reimbursement, indemnification or other payment from any person or entity other than the corporation or a wholly owned subsidiary of the corporation, in each case in connection with candidacy or service as a director of the corporation (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a director) unless the amount(s) of compensation, source(s) of compensation, payment criteria, form and timing of compensation, and all other material terms and conditions with respect to such compensatory, payment, reimbursement, indemnification or other financial agreements, arrangements or understandings are fully and accurately disclosed in the Schedule 14N referred to in Section 1.12(b)(iii)(4) above;

(iv)              who is not independent under the listing standards of any principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation's directors;

(v)               whose election as a director would cause the corporation to be in violation of these Bylaws, the corporation’s Charter, the rules and listing or governance standards of any principal U.S. exchange upon which the common stock of the corporation is listed, or any applicable state or federal law, rule or regulation;

(vi)              who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(vii)             who is subject to an event for which disclosure would be required in the proxy statement for the upcoming annual meeting by Item 401(f) of Regulation S-K;

(viii)             who is subject to any disqualification event specified in Rule 506(d) under the Securities Act of 1933, as amended;

(ix)                if such Stockholder Nominee, or the Eligible Stockholder that nominated such Stockholder Nominee, has provided information to the corporation or its stockholders with respect to such nomination that was untrue in any material respect or that omitted to state a material fact necessary in order to make the information, in light of the circumstances under which it was provided, not misleading; or

(x)                 if such Stockholder Nominee, or the Eligible Stockholder that nominated such Stockholder Nominee, fails to comply with his, her or its obligations pursuant to these Bylaws, including, but not limited to, this Section 1.12.

d.                  Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting may declare the nomination of a Stockholder Nominee by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if:

(i)                 such Stockholder Nominee and/or such Eligible Stockholder has breached his, her or its obligations under this Section 1.12; or

(ii)               such Eligible Stockholder (or a qualified representative thereof) does not appear at the upcoming annual meeting to present such nomination pursuant to this Section 1.12.

e.                   Any Stockholder Nominee who is included in the corporation's proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting. or (ii) does not receive the affirmative vote of at least 25% of the shares represented in person or by proxy at such meeting and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.12 for the next three annual meetings. For the avoidance of doubt, this Section 1.12(e) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 1.11 of this Article I.

ARTICLE II BOARD OF DIRECTORS

Section 2.1           General Powers. The business and affairs of the corporation shall be managed under the direction of its board of directors.

Section 2.2           Number, Tenure, and Qualifications. The board of directors shall consist of not more than nine persons and not less than three persons, the exact number within such specified limits to be fixed from time to time by resolution of a majority of the entire board, provided that so long as there are less than three stockholders the number of directors may be fixed at less than three but not less than the number of stockholders. Each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been elected and qualified unless sooner removed from office as hereinafter provided. Directors need not be residents of the state of Maryland or stockholders of the corporation.

Section 2.3           Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or without the state of Maryland, for the holding of additional regular meetings without other notice than such resolution.

Section 2.4           Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Maryland, as the place for holding any special meeting of the board of directors called by them.

Section 2.5           Notice; Waiver. Notice of the date, time, and place of any special meeting shall be given at least 24 hours prior thereto by written notice delivered personally or given by facsimile transmission, e-mail, or other form of electronic transmission, or by mail or private carrier, to each director at his or her business address, facsimile number, or e-mail address, as applicable.

Such notice shall be deemed effective at the earliest of the following: (a) when received, (b) when transmitted by facsimile, e-mail, or other form of electronic transmission, (c) three days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, and (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed or sent by or on behalf of the director. A director's attendance at, or participation in, a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding of the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A written waiver, or waiver by e-mail or other form of electronic transmission, of notice of a meeting signed by a director entitled to such notice, whether before or after the time stated therein, which specifies the meeting for which notice is waived and which is filed with the records of the meeting shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 2.6           Quorum. A majority of the number of directors fixed from time to time pursuant to Section 2.2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 2.7           Manner of Acting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 2.8           Vacancies. Any vacancy occurring in the board of directors, except a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, whether or not sufficient to constitute a quorum. A vacancy resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the entire board of directors.

Section 2.9           Presumption of Assent. A director who is present at a meeting of the board of directors when corporate action is taken shall be presumed to have assented to the action taken unless the director announces his or her dissent at the meeting and (a) the director's dissent is entered in the minutes of the meeting; or (b) the director files his or her written dissent with the secretary of the meeting before its adjournment; or (c) the director forwards his or her written dissent within 24 hours after the meeting is adjourned, by registered or certified mail, to the secretary of the meeting or of the corporation. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 2.10        Removal of Directors. All or any number of the directors may be removed by the stockholders with or without cause at a meeting expressly called for that purpose by the affirmative vote of a majority of all votes entitled to be cast for the election of directors. The notice of such meeting shall state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

Section 2.11        Compensation. By resolution of the board of directors, each director may be paid an annual fee as director and, in addition thereto, a fixed sum for attendance at each meeting of the board of directors and executive committee or other committees and his expenses, if any, of attendance at any such meeting. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 2.12        Action Without Meeting. Any action required or permitted by the Maryland General Corporation Law to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing which sets forth the action so taken is signed by each member of the board of directors and filed with the minutes of proceedings of the board of directors.

Section 2.13         Meetings By Telephone. Meetings of the board of directors may be held by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting.

Section 2.14        Chairman and Vice Chairman. The board of directors shall appoint from among its members a chairman and a vice chairman who shall serve at the pleasure of the board of directors. The chairman, or in his absence the vice chairman, shall preside at the meetings of the board of directors.

ARTICLE III EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 3.1           Appointment. The board of directors may appoint from among its members an executive committee to consist of a chairman and one or more other directors. The appointment of such committee, the delegation of authority to it or action by it under that authority shall not constitute of itself compliance by any director not a member of the committee with the standard provided in the Maryland General Corporation Law for the performance of duties by directors.

Section 3.2           Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that neither the executive committee nor any other committee of the board of directors appointed pursuant to Section 3.9 shall have the authority to (a) authorize dividends on stock, except as permitted under the Maryland General Corporation Law; (b) issue stock, except as provided in Section 3.10; (c) recommend to the stockholders any action which requires stockholder approval; (d) amend the bylaws; or (e) approve a merger or share exchange which does not require stockholder approval.

Section 3.3           Tenure. Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her appointment and until his or her successor is appointed as a member of the executive committee.

Section 3.4           Meetings; Notice; Waiver. Regular meetings of the executive committee or any other committee of the board of directors appointed pursuant to Section 3.9 may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of the executive committee or any such other committee may be called by any member thereof upon not less than 24 hours' notice stating the place, date and hour of the meeting. The provisions of Section 2.5 shall apply to the method for giving notice of special meetings of the executive committee or any such other committee and to the waiver of notice of any such meetings. The notice of a meeting of the executive committee or any such other committee need not state the business proposed to be transacted at the meeting.

Section 3.5           Quorum; Manner of Acting. A majority of the members of the executive committee or any such other committee shall constitute a quorum for the transaction of business at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

Section 3.6           Vacancies. Any vacancy in the executive committee or any such other committee may be filled by the board of directors.

Section 3.7           Resignations and Removal. Any member of the executive committee or any such other committee may be removed at any time with or without cause by the board of directors. Any member of the executive committee or any such other committee may resign as a member of the committee at any time by giving written notice to the chairman of the board or secretary of the corporation, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.8           Procedure. The chairman of the executive committee shall be the presiding officer of the executive committee. The executive committee and any such other committee shall fix its own rules of procedure which shall not be inconsistent with these bylaws. The committee shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 3.9           Appointment of Other Committees of the Board of Directors. The board of directors may from time to time create any other committee or committees of the board of directors and appoint members of the board of directors to serve thereon. Each member of any such committee shall hold office until the next regular annual meeting of the board of directors following his or her appointment and until his or her successor is appointed as a member of such committee. Each committee shall have one or more members and, to the extent specified by the board of directors, may exercise the powers of the board subject to the limitations set forth in Section 3.2.

Section 3.10         Issuance of Stock. If the board of directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the board of directors, in accordance with that general authorization or any stock option plan or other plan or program adopted by the board of directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the board of directors under the Maryland General Corporation Law.

Section 3.11        Action Without a Meeting. Any action that may be taken by the executive committee or any such other committee at a meeting may be taken without a meeting if a consent in writing which sets forth the action so taken is signed by each member of the committee and filed with the minutes of proceedings of the committee.

Section 3.12         Meetings By Telephone. Meetings of any committee of the board of directors may be held by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting.

ARTICLE IV OFFICERS

Section 4.1           Number. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors.  The board of directors may elect one or more vice presidents (the number thereof to be determined by the board of directors) and such other officers and assistant officers as may be deemed necessary. The board of directors may delegate the election of any such vice presidents, other officers or assistant officers to the corporation’s president.

Section 4.2           Election and Term of Office. The officers of the corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. A person may hold more than one office but may not serve concurrently as both president and vice president of the corporation. Each officer shall hold office until his or her successor shall have been duly elected, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3           Removal. The board of directors may remove any officer at any time. The election of an officer shall not of itself create contract rights, and the resignation or removal of an officer shall not affect the contract rights, if any, of the corporation or the officer.

Section 4.4           Vacancies. A vacancy in any office because of death, resignation, removal, or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 4.5           President. The president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all the business and affairs of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the chairman or vice chairman, at all meetings of the board of directors. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of stock of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he or she shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 4.6           Vice Presidents. In the absence of the president, or in the event of his or her death, inability, or refusal to act, the vice president (or, in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of stock of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 4.7           Secretary. The secretary shall (a) keep the minutes of the stockholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and responsible for the authentication of such records; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign, with the president or a vice president, certificates for shares of stock of the corporation, the issuance of which shall have been authorized by the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 4.8           Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of ARTICLE V of these bylaws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 4.9           Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign, with the president or a vice president, certificates for shares of stock of the corporation, the issuance of which shall have been authorized by the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

Section 4.10         Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 5.1           Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation; and such authority may be general or confined to specific instances.

Section 5.2           Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 5.3           Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 5.4           Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as selected by the officer or officers authorized by the board of directors to make such selection.

ARTICLE VI CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1           Certificates for Shares. The shares of the corporation's stock may be certificated or uncertificated, as provided under the Maryland Corporations and Associations Code. All uncertificated shares shall be evidenced by a book entry system administered by the corporation's transfer agent pursuant to procedures, terms, and conditions as the corporation and the transfer agent shall adopt from time to time. The board of directors shall designate the class or classes of the corporation's securities that may be represented by uncertificated shares. Upon the issuance or transfer of uncertificated shares, the corporation shall cause the stockholder to be sent a written statement containing the information that is required for certificated shares under Maryland law relating to the share's class, restrictions on alienability and other designations. Certificated shares shall be signed manually by the president or a vice president and by the secretary or an assistant secretary and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officers on a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. All certificates for shares of stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates for shares or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, stolen, destroyed, or mutilated certificate a new certificate may be issued therefor on such terms and indemnity to the corporation as the board of directors may prescribe.

Section 6.2           Transfer of Shares. Transfer of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for the cancellation of the certificate, if any, for such shares. The person in whose name shares of stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII AMENDMENTS

The bylaws may be amended or repealed, or new bylaws adopted, at any annual or special meeting of the stockholders by the affirmative vote of a majority of all shares of any class of stock entitled to vote at such meeting. The board of directors shall also have the authority to amend or repeal the bylaws, or adopt new bylaws, by the affirmative vote of a majority of the total number of directors then authorized, including any vacancies, and subject to the power of the stockholders to change or repeal such bylaws.